UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Reg. §240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ADVANCED VOICE RECOGNITION SYSTEMS, INC.

 (Name of Registrant as Specified in Its Charter)

Not Applicable

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ADVANCED VOICE RECOGNITION SYSTEMS, INC.

7659 Wood Drive, Scottsdale, AZ 85260

NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS

March 27, 2024

To the Shareholders of Advanced Voice Recognition Systems, Inc (the “Company”). This information statement is being provided on behalf of the board of directors (the "Board") of the Company to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date of March 22, 2024. This information statement provides notice that the Board has recommended, and the holder of the majority of the voting power of our outstanding common stock has voted, to approve the following items:

Proposal: To authorize the Company to be merged with and into the Company’s wholly owned Subsidiary, Rivulet Entertainment, Inc. and the separate existence of Company shall cease. The Subsidiary shall be the surviving corporation in the Merger and shall operate under the name “Rivulet Entertainment, Inc.” by virtue of, and shall be governed by, the laws of Nevada.

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board's recommendation of the action.

The Company will need to file the Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State in order for the Amendment to become effective. Pursuant to Rule 14c-2 under the Exchange Act, the Name Change shall not be filed with the Secretary of State of Nevada until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company intends to file the Certificate of Amendment as soon as practicable following the expiration of said 20-day period however, our Board reserves the right not to proceed with the amendment at any time before the filing of the Certificate of Amendment.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the actions described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is on or about April 8, 2024.

We appreciate your continued interest in Advanced Voice Recognition Systems, Inc.

Sincerely yours,

/s/ Walter Geldenhuys_

Walter Geldenhuys, CEO

INFORMATION STATEMENT

OF

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

7659 Wood Drive, Scottsdale, 85260 AZ

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

March 27, 2024

The Board of the Company and the holder of a majority of the voting power of our outstanding common stock has determined that it is in the best interest of the Company and its shareholders to take the following action:

To authorize the Company to be merged with and into the Company’s wholly owned subsidiary, Rivulet Entertainment, Inc. and the separate existence of the Company shall cease. The subsidiary shall be the surviving corporation in the Merger and shall operate under the name “Rivulet Entertainment, Inc.” by virtue of, and shall be governed by, the laws of Nevada. (This action requires an amendment to the Articles of Incorporation and requires a process, not an approval, by the Financial Industry Regulatory Authority (“FINRA”).

THE COMPANY AND THE PROPOSAL

The Company’s mailing address is 7659 Wood Drive, Scottsdale, 85260 AZ and our telephone number is 480 704 4183.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10 K Annual Report for year ending December 31, 2023 and filed with the Securities and Exchange Commission on March 27, 2024 and the Company’s Form 10 Q Quarterly Report filed on May 15, 2023 for the period ending March 31, 2023, its Form 10Q for the period ending June 30, 2023 filed on August 18, 2023, its Form 10Q for the period ending on September 30, 2023 filed on November 16, 2023 and a Form 8K filed on March 7, 2024. This information may be viewed at www.sec.gov. Copies of the Company's filings are available upon request to: Walter Geldenhuys, CEO, 7659 Wood Drive, Scottsdale, 85260 AZ

The Majority Shareholder of Advanced Voice Recognition Systems, Inc. submitted its written consent described in this Information Statement on or about March 15, 2024 to be effective on or about thirty days after the date of mailing. As of March 14, 2024, the Majority Shareholder holds 7,500,000 shares of the Company’s common stock. The Majority Shareholder is Genius Equity, LLC. Approximately 75 other shareholders of record hold the remaining outstanding shares of common stock.

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to the shareholder resolution described in this Information Statement by written consent. The affirmative vote of the holder of a majority of the outstanding common stock of the Company is required to adopt the proposal described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders.

The Majority Shareholder submitted its written consent through a resolution described in this Information Statement on or about March 15, 2024, to be effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State.

PROPOSAL ADOPTED BY SHAREHOLDER ACTION BY WRITTEN CONSENT

PROPOSAL

To authorize the Company to be merged with and into the Company’s wholly owned subsidiary, Rivulet Entertainment, Inc. and the separate existence of the Company shall cease. The subsidiary shall be the surviving corporation in the Merger and shall operate under the name “Rivulet Entertainment, Inc.” by virtue of, and shall be governed by, the laws of Nevada. (This action requires an amendment to the Articles of Incorporation and requires a process, not an approval, by the Financial Industry Regulatory Authority (“FINRA”).

The Asset Purchase Agreement effectuating the above is attached to the Form 8K filed on March7, 2024 as exhibit 10.4 and is by reference incorporated herein. If a shareholder desires a copy of said exhibit you may contact the Company at 7659 Wood Drive, Scottsdale, 85260 AZ and our telephone number is 480 704 4183.

A copy of the proposed Certificate of Amendment to the Certificate of Incorporation effecting the merger and name change is attached as Exhibit A to this Information Statement (the “Certificate of Amendment”).

The Certificate of Amendment will be effective upon the filing with the Secretary of the State of Nevada (the “Effective Date”). The Corporation’s Common Stock are subject to quotation on the OTC Markets, Pink Open Market, under the symbol “AVOI.”

Our Majority Shareholder has approved the merger and name change. The effective date of the name change will be approximately thirty days following the date of the mailing of this Information Statement and upon filing of proper documentation. This requires an Amendment to the Certificate of Incorporation.

The Company has entered into an agreement to purchase the film producing assets of Rivulet Media, Inc., a Delaware corporation (Rivulet). These assets are held in numerous LLCs which Rivulet owns. This asset purchase will change the direction of the Company from a voice recognition software company to a film production and distribution company, therefore the existing name is not indicative of our new mission. The consideration for the assets to be purchased will be 90,784,800 shares of our common stock (par value $0.001) and $10,069,000.00.

Notwithstanding the foregoing, we must first notify FINRA of the intended Name change and Merger by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of such Actions. In connection with the Name Change, we will request a new trading symbol, but such request may not be processed for up to sixty (60) days after FINRA has announced such Name Change to the market.

Future Dilutive Transactions

It is emphasized that this transaction will have a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company’s management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company will necessarily furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration.

The issuance of additional shares in future transactions will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

1. Dilution will occur due to the issuance of additional shares.

2. Control of the Company by stockholders may change due to new issuances.

3. The election of the Board of Directors will be dominated by large new stockholders, effectively blocking current stockholders from electing directors.

4. Business plans and operations may change.

5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company may not retain control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than the market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem the best calculation to meet the market attractively. However, we cannot control the market’s reaction.

Dissenting shareholders have no appraisal rights under Nevada law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed merger and name change.

MANAGEMENT INFORMATION

Biographical Information on Officers and Directors and Significant Employees

Name	Age	Position	Since
Walter Geldenhuys	68	President, Chief Executive Officer, Director	May 15, 2008
Chung Cam	38	Chief Financial Officer	May 29, 2023
Diana Jakowchuk	70	Secretary, Treasurer	May 15, 2008

Walter Geldenhuys,

Mr. Geldenhuys, sole director of Advanced Voice Recognition Systems, Inc. (the “Company”), has served as a member of our Board of Directors since May 2008. Mr. Geldenhuys served as the President of Advanced Voice Recognition Systems, Inc., a Colorado corporation, also known as Advanced Voice Recognition Systems, Inc from 2005 until it was merged into the Company in June 2008. From 2000 to 2005, Mr. Geldenhuys was a member of NCC, LLC, which became the Company’s wholly owned subsidiary in 2005. In addition, Mr. Geldenhuys has owned Progressive Technologies LLC, a design and manufacturing concern, since 2002.

Chung Cam, CPA

On May 8th, the Board of Directors (the "Board") of the Company appointed Chung Cam, age 38, to serve as Chief Financial Officer of the Company. Mr. Cam previously served in various roles at Meta Platforms, Inc., an internet content and information company as a Risk and Controls Analyst; Allsaints USA Retail Limited, an international high fashion apparel retailer as a Finance Manager, Activision Blizzard, an interactive entertainment company and Green Dot Corporation, a credit services company as an internal auditor, and various public accounting firms as a financial statement and internal controls auditor.  He currently sits on the Board of Assessment Appeals for the County of Ventura and the Supervisory Committee of Ventura County Credit Union. Mr. Cam is a managing member of various LLCs with over $10M of real estate holdings.

Diana Jakowchuk

Ms. Jakowchuk has served as our Secretary, Treasurer and Principal Accounting Officer since May 2008. Ms. Jakowchuk served as Secretary to AVRS, Inc. (a Colorado company). Between December 2004 and July 2006, Ms. Jakowchuk served as office manager for a retail hardware company from December 2001 to December 2004. Prior to December 2001, Ms. Jakowchuk served as Records Manager for NCC, LLC a predecessor to AVRS. Ms. Jakowchuk received an Associates of Arts degree from Scottsdale Community College in 1979. Ms. Jakowchuk ceased being the principal accounting officer upon the hiring of Mr. Cam.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Executive compensation during the years ended December 31, 2023 and 2022 was as follows:

Summary Compensation Table

Name and Principal and Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan	Nonqualified Deferred Compensation	All Other Compensation	Total

Walter Geldenhuys President, CEO, CFO, Director (1)	2023	$ 137,800	0	0	0	0	0	0	137,800
	2022	3,650	0	0	0	0	0	0	3,650

Diane Jakowchuk Secretary, Treasurer (2)	2023	32,080	0	0	0	0	0	0	3,280
	2022	0	0	0	0	0	0	0	0

Chung Cam Chief Financial Officer	2023	26,250	0	0	0	0	0	0	26,250

(1.) Mr. Geldenhuys was appointed to our Board of Directors and as our President, Chief Executive Officer and Chief Financial Officer in May 2008. Mr. Geldenhuys also served as the President, Chief Executive Officer and Director of the prior company during the year ended December 31, 2007 and until it merged with and into the Company in June 2008. The amounts reflected in this table include compensation Mr. Geldenhuys received as President, Chief Executive Officer of the Company in 2022 and 2023 including accrued compensation from 2014 which was received in 2023.

(2.) Ms. Jakowchuk was appointed as our Secretary, Treasurer in May 2008. The amounts reflected in this table include compensation Ms. Jakowchuk received as Secretary, Treasurer and Principal Accounting Officer in 2022 and 2023.  Ms. Jakowchuk received -0- compensation in 2022 and $32,080 in 2023 which was accrued compensation from 2014.  Due to reduced sales of shares in private offerings of common stock in 2013, $162,380 of officer compensation was accrued as payroll payable. Total Officer Compensation paid in 2023 was $196,130 and $3,650 in 2022. The Company continued to experience a reduction in income.

 Outstanding Equity Awards At Fiscal Year End

There were no Equity awards at fiscal year-end.

Retirement, Pension, Profit Sharing, Stock Option, Insurance Programs

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Aggregated Option/SAR Exercises in Last Fiscal Year

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Director Compensation

There was no compensation paid by the Company to those directors who served on the Company's Board of Directors, during the year ended December 31, 2023.

The Company currently does not compensate its directors with cash.

Employment Agreements

The Company has an employment agreement in place with its Chief Financial Officer who was recently hired in May of 2023.

Compensation Pursuant to Plans

Stock Option Plan

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company or the benefit of its employees.

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee; all decisions on the compensation of executive officers of the Company are made by the full board of directors.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 5, 2023, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and each of our named executive officers and (iii) all executive officers and directors as a group.

The number of shares of Common Stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding

Walter Geldenhuys, President, Chief Executive Officer, Chief Financial Officer and Sole Director 12 E. Spruce Street Mitchell, SD 57301	321,995 (1)	< 1%

Diana Jakowchuk, Secretary and Treasurer, 7659 E. Wood Drive Scottsdale, AZ 85260	36,122	< 1%

Chung Cam, Chief Financial Officer (2) 135 South San Mateo Ave., Ventura, CA 93004	0	0%

Genius Equity, LLC	7,500,000	57.79%

(1)This amount includes 1,360 shares of common stock held by Mr. Geldenhuys’ daughter, of which Mr. Geldenhuys may be deemed to have indirect ownership because of the father-daughter relationship.

(2)Chung Cam is the newly appointed Chief Financial Officer

(3)Genius Equity, LLC is the control shareholder.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System. Go to that cite find EDGAR database and "Search for Company Filings.”

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 27, 2024.

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 as filed with the SEC on May 15, 2023.

(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 as filed with the SEC on August 16, 2023.

(4) (5)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 as filed with the SEC on November 16, 2023. The Company’s 8-K filed on March 7, 2024.

You may request a copy of these filings, at no cost, by writing to the Company at 7659 E. Wood Drive, Scottsdale, AZ 85260. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 7659 E. Wood Drive, Scottsdale, AZ 85260

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is dated March 27, 2024. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders does not create any implication to the contrary. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will not reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

By Order of the Board of Directors

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

/s/ Walter Geldenhuys

Walter Geldenhuys, Chief Executive Officer